UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 27, 2010

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2010, the Compensation and Human Development Committee (the “Compensation Committee”) of the Board of Directors of Time Warner Inc. (“Time Warner”), in connection with its annual compensation review, approved changes to the compensation terms for Mr. Jeffrey L. Bewkes, Chairman and Chief Executive Officer of Time Warner.

The Compensation Committee approved the following changes to Mr. Bewkes’ compensation:   (a) an increase in his annual base salary from $1.75 million to $2.0 million, (b) an increase in the target amount of his annual discretionary cash bonus from $8.5 million to $10.0 million, and (c) an increase in the target value of his annual long-term incentive compensation from $8.5 million to $10.0 million.  The increase in salary is effective retroactively to January 1, 2010, and the other changes are effective beginning with the bonus and long-term incentives awarded for 2010.

The Compensation Committee approved the increases in Mr. Bewkes’ base salary, target bonus and target annual long-term incentive compensation in recognition of, among other things, Time Warner’s operational and financial performance under his leadership and Mr. Bewkes’ performance, including overseeing the development and execution of a new corporate strategy. The strategy included the spin-offs of Time Warner Cable Inc. and AOL Inc., a focus on expanding Time Warner’s digital platforms, leveraging Time Warner’s scale and brands to deliver compelling content, targeted international expansion and improving efficiency.  The Compensation Committee also considered information regarding compensation paid to chief executive officers at peer entertainment and media companies, which is generally higher than Mr. Bewkes’ compensation.  The increase in Mr. Bewkes’ base salary was also consistent with the terms of Mr. Bewkes’ employment agreement with Time Warner, which provides that his salary would be increased to $2.0 million if the Board of Directors elected him to serve as Time Warner’s Chairman of the Board.  Mr. Bewkes was elected to serve as Chairman of the Board effective January 1, 2009.  At that time, due to Mr. Bewkes’ recognition of the economic downturn and its potential impact on the Company’s businesses, Mr. Bewkes declined the increase in his base salary and continued to receive a salary of $1.75 million during 2009.

          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/	John K. Martin, Jr.
	Name:	John K. Martin, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

Date:   January 29, 2010